Item 7.	  Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired

   	Wibau-Astec Maschinenfabrik GmbH Financial Statements filed with this report:

  		Report on the Examination of the Finanical Statements December 31, 1993

  		Condensed Balance Sheet as of September 30, 1994 (Unaudited)

  		Condensed Statements of Operations for nine month periods ended
      			September 30, 1994 and 1993 (Unaudited)

  		Condensed Statements of Cash Flows for nine month periods ended
		      	September 30, 1994 and 1993 (Unaudited)

  		Notes to Condensed Financial Statements (Unaudited)

THE "REPORT ON THE EXAMINATION OF THE FINANCIAL STATEMENTS DECEMBER 31, 1993" PRESENTED IS A FAIR AND ACCURATE ENGLISH TRANSLATION OF THE ORIGINAL
GERMAN DOCUMENT.


 /S/ Dr. J. Don Brock
     President


Report on the Examination of the Financial Statements December 31, 1993 WIBAU - ASTEC MASCHINENFABRIK GmbH
Grundau-Rothenbergen, Germany

C O N T E N T S


A.	AUDIT INSTRUCTIONS AND PROCEDURES

B.	LEGAL POSITION
	I.  	Legal Position of the Company
	II. 	Litigation
	III.	Significant Agreements


C.	ECONOMIC POSITION
	I.  	Background
	II. 	Operating Results
	III.	Financial Position


D.	AUDIT RESULT
	I.	Prior Year's Financial Statements
	II.	Accounting
	III.	Financial Statements

	IV.	Management Report
	V. 	Specific Remarks
	VI.	Final Remarks and Audit Opinion

E.	COMMENTS ON SIGNIFICANT ITEMS IN
  	THE FINANCIAL STATEMENTS

APPENDICES
1.	Balance Sheet as of December 31, 1993
2.	Statement of Income for 1993
3.	Notes to the Financial Statements 1993
4.	Management Report 1993
5.	General Conditions of Assignment

A.	AUDIT INSTRUCTIONS AND PROCEDURES

The management of

WIBAU-ASTEC Maschinenfabrik GmbH,
Grundau-Rothenbergen

(hereinafter called "the Company"), following a resolution in the shareholders' meeting of November 15, 1993, engaged us to carry out the audit of the attached financial statements and management report.

This engagement is governed by the attached "General
Conditions of Assignment for Auditors and Public Auditing
Companies" (Appendix 5).

We carried out our interim audit in December 1993 and our final audit in February 1994 in the Company's offices in Grundau-Rothenbergen. Our examination was based on prior year's financial statements (not audited due to the size of the Company) and the financial statements and management report as of December 31, 1993 prepared by the Company.

Documents and information necessary for our examination were available upon request.

In accordance with Section 317 of the Commercial Code, we examined whether the financial statements follow the relevant commercial and company law regulations, additional provisions of the Company's articles of association and generally accepted accounting principles.

Our audit procedures followed the requirements of Statement 1/1988 issued by the "Institut der Wirtschaftsprufer" (IDW) for the audit of financial statements. The extent and scope of our audit procedures were determined on the basis of materiality and cost effectiveness. By procedural and functional tests of the internal control system and by substantive testing, we determined whether the assets and liabilities were fully and correctly recorded as to description, quantity and value.

As agreed, the following short-form report has been prepared.
It does not include either the detailed composition of the economic position of the Company or explanations of the less significant balance sheet and income statement items.

B.	LEGAL POSITION

I.	LEGAL POSITION OF THE COMPANY

Company

The Company was founded on December 18, 1992 with a share capital of DM 50,000.00.

The Company is registered as WIBAU-ASTEC Maschinenfabrik GmbH in Grundau-Rothenbergen in the Trade Register of the Court
(Magistrate) in Gelnhausen under HRB 2216. An extract of the Trade Register with the latest amendments dated January 6, 1994 was available.

Articles of Association

The articles of association dated December 18, 1992 and with last amendment dated December 10, 1993 remain valid.

Business Purpose

The Company's business is the manufacturing, marketing, distribution, installation, maintenence and upkeep of asphalt equipment, bitumen and thermal oil heaters, asphalt-heat-silo-systems and all other interrelated products.

The Company is entitled to undertake any activity that is, directly or indirectly, in accordance with its business objective. Further, the Company may establish branches, both domestic and foreign. The Company may also acquire other enterprises of the same or similar type, as well as sublease, represent, or purchase interests in such enterprises.

Business Year

The business year is the calendar year.

Share Capital

The share capital is fully paid-in. The shareholders are:



                                                           	DM  	     %

Putzmeister-Werk Maschinenfabrik GmbH, Aichtal        3,000,000.00      50
ASTEC Industries Inc., Chattanooga, Tennessee, USA	   3,000,000.00      50
                                                      6,000,000.00     100

Three capital increases were made in the business year, increasing the share capital from DM 50,000 to DM 6,000,000.

Effective March 18, 1993, WIBAU Maschinenfabrik GmbH & Co. KG, the previous sole shareholder, increased the share capital from DM 50,000 by DM 1,950,000 to DM 2,000,000. Such increase was made by a contribution in kind (DM 999,400) and by cash (DM 950,600).

In connection with the joint venture agreement dated
July 12, 1993, between Putzmeister-Werk Maschinenfabrik GmbH and ASTEC Industries Inc. the latter made a contribution in kind (know-how) amounting to DM 2,000,000.

Effective December 10, 1993, the shareholders increased the capital from DM 4,000,000 by DM 2,000,000 to DM 6,000,000 contributing DM 1,000,000 each.

Effective December 23, 1993, Putzmeister-Werk Maschinenfabrik
GmbH acquired the shares of WIBAU Maschinenfabrik GmbH & Co. KG.

Shareholders' Committee

In accordance with the articles of association, the Company has such a committee.

The following are members:

Karl Schlecht		Chairman	          		(to December 31, 1993)
Don Brock		Chairman             			(since January 1, 1994)
Dr. Gunther Eschner
Herb Jakob

The Committee, in accordance with the Company's articles of association, consists of four members, two of which are appointed from Putzmeister-Werk Maschinenfabrik GmbH and two from ASTEC Industries Inc. The chairman will rotate annually by appointment of another member to the position. According to Company statutes, committee members are not remunerated for their activity.

General Managers and Company Representatives

The Company's general managers are:

Adolf Herrlein, Frankfurt am Main
Dr. Harald Martin, Bruchkoebel-Niederissigheim

The Company may be represented by a general manager jointly with either another general manager or with a person granted procura.

In a shareholders' resolution dated July 12, 1993 the following individuals were given procura.

Gerhard Ellenrieder, Maintal 1
Werner Kastens, Nidda-Unterwiddersheim
Peter Muller, Linsengericht 3

Corporate Resolution

With respect to the approval of the prior year's financial statements and the approach of the activities of the general managers for the year a shareholders' meeting has yet to pass the appropriate resolutions.


II.	LITIGATION

At the balance sheet date, no significant legal proceedings were pending.


III.	SIGNIFICANT AGREEMENTS

Rental Agreement

As specified in the agreement of July 13, 1993 and the amendment of January 18, 1994, the Company rented buildings and production, administration and warehouse space in Grundau-Rothenbergen. The contract is binding until December 31, 1998 and can be extended for an indefinite period of time, as long as no party cancels the agreement with the agreed 12-month-notice period. The monthly rent currently amounts to DM 60,983.

C.	ECONOMIC POSITION

I.	BACKGROUND

The Company's business is essentially the manufacturing and marketing of asphalt equipment, bitumen and thermal-oil-heaters as well as asphalt-heat-silo-systems.

Production takes place in the GrUndau-Rothenbergen facility.

II.	OPERATING RESULTS

The summarized income statement provide the following overview:

                                                 							      1993
		            		       	                                	TDM   		 %

Sales                                            						30,014  		100.0
Change in inventory			  	                                 453		    1.5
Capitalized own production		    	                          65		    0.2
GROSS OPERATING INCOME   		                           	30,532    101.7

Cost of materials			                                 		16,977		   56.6
Personnel expenses	                                 			15,497		   51.6
Depreciation				 	                                      1,084		    3.6
Other operating expense
    less operating income	                         			  1,642		     5.5
Taxes (other than income taxes)			                         25		     0.1
OPERATING EXPENSE			                                  	35,225 		  117.4

LOSS FROM OPERATIONS                                			-4,693		   -15.7
Financial expense	                                  			-1,262	   -  4.2
NET LOSS				                                          	-5,955		   -19.9


III.	FINANCIAL POSITION

1.	Financial and Capital Structure

The balance sheet provide the following overview:


                                       1993                 Prior Year
                                   TDM       %*            TDM       %*

CURRENT ASSETS                   16,225     78.1            50      100.0

SHORT-TERM LIABILITIES           20,718     99.7             0

NET CURRENT ASSETS              - 4,493    -21.6            50       100.0

FIXED ASSETS AND LONG-TERM
RECEIVABLES                       4,338     20.9             0

PREPAID EXPENSES                    200      0.9             0

NET ASSETS                           45      0.2            50        100.0

2.	Statement of Cash-Flow

                                                             		1993
OPERATING ACTIVITIES                                           	DM

Net loss                                                 		(  5,955,324)
Adjustments to reconcile net loss to net cash
provided from (used in) operating activities:

 	Depreciation and Amortization                               	4,269,247
 	Provision for losses on trade accounts
   	receivable                                                  	588,785

Changes in operating assets and liabilities:

	Increase in trade accounts receivable                      	(  7,138,929)
	Increase in intercompany receivables                      	 (    316,915)
	Increase in inventories                                     (  9,247,916)
	Increase in other receivables, prepaid
  	expenses and other assets                                	(  1,544,885)
	Increase in accounts payable                                    	756,697
	Increase in accrued expenses and
  	other liabilities	                                           3,634,927
	NET CASH PROVIDED FROM (USED) IN
	OPERATING ACTIVITIES                                        	(14,954,313)

CASH USED IN INVESTING
ACTIVITIES	-	Purchases of fixed assets                      	(  7,133,040)
CASH PROVIDED FROM
FINANCING ACTIVITIES	-	Increase in bank loans	                	16,326,751
		                  	-	Increase in shareholders'
		                   		capital	                              	  5,950,000

INCREASE IN CASH AND CASH EQUIVALENTS                            	189,398

Cash and cash equivalents at beginning of year	                    50,000
CASH AND CASH EQUIVALENTS AT END
  OF YEAR	                                                        239,398

D.	AUDIT RESULT

I.		PRIOR YEAR'S FINANCIAL STATEMENTS

With respect to the approval of the prior year's financial statements, we refer to the information given under B. I.

Since the prior year's financial statements were not audited, we have made certain that the assets in the prior year's financial statements were valued and recorded in such a manner that no material inaccuracy in the current year's operating results is to be expected.

Contrary to Sections 325 ff of the Commercial Code, these accounts have not yet been published.

The books of account as at December 31, 1992 were properly closed.

II.	ACCOUNTING

Our audit did not give rise to doubts regarding proper bookkeeping.

III.	FINANCIAL STATEMENTS

The financial statements were prepared in accordance with Sections 242 to 256 and 264 to 288 of the Commercial Code as well as the specific requirements of Company Law. There are no further requirements under the Company's articles of association.

Based on the balance sheet as of December 31, 1992, the financial statements as of December 31, 1993 were correctly developed from the accounting records and the inventory registers.

The information contained in the "Notes to the Financial
Statements" is complete and accurate.

The accounting and valuation principles meet the regulations specified in the Commercial Code. They are described correctly in the "Notes to the Financial Statements". In comparison to the previous year, the valuation principles have not undergone any changes.

IV.	MANAGEMENT REPORT

The management report meets the requirements of Section 289 of the Commercial Code. It is in agreement with the financial statements. The other information provided in the management report does not give a false picture of the Company's position. We have not become aware of significant matters arising since the end of the business year.

V.	SPECIFIC REMARKS

The Company ended the year 1993 with a net loss of TDM 5,955.
Because of this and despite a share capital of TDM 6,000, the Company's net equity amounts to only TDM 45.

A net operating loss of TDM 4,693 arose in the prior year. Should the economic situation of the Company not improve or the shareholders do not take measures to strengthen the Company's capital position, it is at risk as a going concern.

VI.	FINAL REMARKS AND AUDIT OPINION

Our audit of the financial statements of WIBAU-ASTEC
Maschinenfabrik GmbH as of December 31, 1993 and the management report followed generally accepted auditing standards for the examination of financial statements.

Management has provided us with all requested information and documentation. In a letter of representation, it was confirmed to us that all assets and liabilities, contingencies and other commitments and all known risks have been taken into account.

The financial statements as of December 31, 1992 have not yet been approved. We, therefore, issue the following unqualified opinion in respect of the current financial statements and management report, but with an additional comment regarding the above issue:

	"	Based on our audit performed in accordance with our
professional duties, the accounting records and the financial statements comply with legal regulations, but with the reservation that the December 31, 1992 financial statements have not yet been approved. The financial statements present, in compliance with required accounting principles, a true and fair view of the net worth, financial position and results of the Company. The management report is in agreement with the financial statements. "


Frankfurt am Main, February 15, 1994

Ernst & Young GmbH
Wirtschaftsprufungsgesellschaft

/s/ Dr. Michael Schlosser                /s/ Manfred Masur Wirtschaftsprufer

E.	COMMENTS ON SIGNIFICANT ITEMS IN THE
	FINANCIAL STATEMENTS


BALANCE SHEET

ASSETS

B.1.   	INVENTORIES                              		DM	9,480,182.03
		                                              PY	DM        	0.00


                                                           DM

1. Raw materials and supplies, parts                   7,820,051.21
2. Work in process                                     1,417,175.97
3. Merchandise                                            10,688.85
4. Payments on account                                   232,266.00

                                                       9,480,182.03

Evidence of Quantities

Evidence of quantities was provided by inventory lists which were prepared at the balance sheet date on the basis of a pre-close inventory of work in process and the taking over of the EDP records of other inventories (raw materials, supplies and merchandise).

The physical stock counts were recorded in accordance with the inventory guidelines and are documented by EDP listings. We verified the correctness of stock-taking procedures by observing the physical stock-take on December 30, 1993.

Valuation

Raw Materials and Supplies

Raw materials and supplies are valued at average cost under consideration of the lower of cost or market principle.

Work-in-Process and  Parts

Production cost capitalized is in accordance with tax law and based on individual product costings and the lower of cost or market principle. Production costs comprise material, labor and proportional overhead and depreciation. The appropriate stage of production was taken into account in the inventory valuation, using the related product routings as the basis.

Merchandise

Merchandise is valued at cost, under consideration of the lower of cost or market principle.

Value Allowances

Valuation risks associated with above average storage periods and reduced useability are accounted for by adequate inventory reserves.

Inventory reserves, totalling TDM 3.277, were recorded against the year-end book values.

B.II.	RECEIVABLES AND OTHER ASSETS

1.	Trade accounts receivable                        		DM	6,550,144.39
  	thereof with a remaining term of more          	PY	DM        	0.00
  	than one year: DM 1,029,980.00 (PY: DM 0,00)

                                                             DM
Domestic                                                 5,194,480.64
Foreign                                                  2,129,462.82

                                                         7,323,943.46

Specific allowances                                     -  404,449.88
General allowances                                      -  184,334.99
Discounts of long-term receivables                      -  185,014.20

                                                         6,550,144.39

Evidence of Existence

The receivables are supported by EDP listings as of the balance sheet date.

Valuation

Receivables are recorded at their nominal value, under consideration of the lower of cost or net realizable value principle.

Allowances

In addition to specific allowances, the Company established a general allowance of TDM 184. This allowance was calculated at 3 % of the balance of accounts receivable adjusted for balances covered by specific allowances and for value-added-tax.

Trade accounts receivable with a remaining term of more than one year have been discounted to present value using an interest rate of 8 %.

2.	Receivables due from affiliates	                           	DM	316,915.09
  	thereof due from shareholders: DM 269,840.17             PY	DM       0.00
  	thereof with a remaining term of more
  	than one year: DM 0.00

                                                                     DM
Putzmeister-Werk Maschinenfabrik GmbH, Aichtal                    266,716.92
Putzmeister Maschinenbau GmbH & Co. KG, Althengstett                9,751.41
ASTEC Industries Inc., Chattanooga, USA                             3,123.25
WIBAU Maschinen GmbH & Co. KG, Grundau-Rothenbergen                37,323.51

                                                                  316,915.09
Evidence of Existence

The affiliated receivables result from normal trade activity and are supported by corresponding EDP listings and balance confirmations as of the balance sheet date.

Valuation

Receivables are recorded at their nominal value, under consideration of the lower of cost or net realisable value principle.

3.	Other assets                                              		DM	669,113.14
 	 thereof with a remaining term of more                         	PY	DM	0.00
  	than one year: DM 0.00 (PY: DM 0,00)

                                                                     DM
Value-added-tax                                                   545,940.08
Accounts payable - debit positions                                 57,070.18
Travel advances                                                    40,912.12
Wage and salary advances                                            6,144.00
Other receivables                                                  19,046.76

                                                                  669,113.14

EQUITY AND LIABILITIES

B.	ACCRUALS

B.4.	Other accruals                                        		DM	2,660,461.28
                                                        		PY	DM        	0.00

                                                                     DM
Outstanding services                                              925,977.18
Warranties                                                        865,982.00
Vacation and overtime payments, employee bonuses                  239,865.00
Litigation and related costs1                                      43,000.00
Workmen's accident compensation insurance                         137,500.72
Anticipated losses from pending business                          109,000.00
Severance payments                                                 81,693.00
Insurance premiums                                                 78,453.30
Audit fees and year-end costs                                      55,000.00
Other accruals                                                     23,990.08

                                                                2,660,461.28

Outstanding services

The accrual for outstanding services consists essentially of incomplete installation work for asphalt plant equipment already delivered.

Warranties

The Company has set up a general provision for warranties in addition to a specific allowance for warranty obligations.

C.	LIABILITIES

1.	Liabilities to banks	                                  	DM	16,326,750.77
  	all due within one year                               	PY	DM       	0.00
  	(PY: DM 0.00)

                                                                  DM
Notes payable to banks                                        15,000,000.00
Short-term loans                                               1,000,000.00
Overdraft                                                        326,750.77

                                                              16,326,750.77


Notes payable to banks
                                                                   DM
Bayerische Vereinsbank AG, Frankfurt am Main                   5,000,000.00
Berliner Handels-und Frankfurter Bank Ltd., St.Helier, Jersey  6,000,000.00
Dresdner Bank AG, Gelnhausen                                   4,000,000.00

                                                              15,000,000.00


Short-term loans

Dresdner Bank AG, Gelnhausen                                   1,000,000.00

Overdraft

Dresdner Bank AG, Gelnhausen                                     326,750.77

Evidence of Existence

Balances per the accounting records (after consideration of reconciling differences) agree with the bank confirmations as of the balance sheet date.

Valuation

Liabilities due to banks are valued at the repayment amount.

3.	Trade accounts payable                                   		DM	756,696.77
  	all due within one year                                  	PY	DM    	0.00
  	(PY: DM 0.00)

Evidence of Existence

Accounts payable are supported by EDP listings as at the balance sheet date.

Valuation

Accounts payable are valued at the repayment amount.
Liabilities in foreign currency are converted at the balance sheet date rate or the original transaction date rate, whichever is higher.

4.	Other liabilities                                       		DM	643,904.68
  	all due within one year                               	PY	DM      	0.00
  	(PY: DM 0.00)

                                                                     DM
From taxes
  	Wage and church taxes                                         148,852.71

As part of social security
  	Social security obligations                                   287,547.82

Other
	Sales ledger credit balances                                    196,891.63
	Other                                                            10,612.52
   Total other                                                   207,504.15

                                                                 643,904.68

STATEMENT OF INCOME

1.	Net sales                                            		DM	30,013,880.31
                                                     		PY	DM         	0.00

                                                                 DM
Gross sales                                                  30,152,112.97
Discounts                                                   -    82,873.37
Rebates                                                     -    55,359.29
Net sales                                                    30,013,880.31

2.	Increase in finished goods and work in process	        	DM  	452,669.47
                                                      		PY	DM        	0.00

The increase in work in process resulted from the corresponding changes since the date of the capital contribution in kind.

4.	Other operating income		                                DM 	4,936,675.20
                                                      		PY	DM         	0.00

                                                                   DM
Reimbursement of expenses                                      1,162,948.77
Reversal of accruals                                           3,187,054.14
Reduction of specific allowances                                 220,362.36
Cafeteria earnings                                               132,556.01
Profits from asset disposals                                      41,011.09
Damage refunds                                                    37,149.98
Foreign exchange gains                                               500.08
Other income                                                     155,092.77

                                                               4,936,675.20


Income from the reversal of accruals results mainly from the release of an accrual for the estimated operating loss for the first quarter of 1994. This was released in conjunction with and at the time of the capital contribution in kind. Income from the reduction of specific allowances (TDM 220) results from the change in the relevant balance sheet positions since the date of the contribution in kind.

5.	Cost of materials	                                    	DM	16,976,204.71
                                                     		PY	DM         	0.00

                                                                 DM
a)	Cost of raw materials, supplies,
  	production materials and purchased goods
     	Materials used                                          15,692,005.73
    		Energy costs                                                89,825.76
    		Freight costs relating to purchases                        113,865.95
    		Supplies and production materials                           85,189.49

                                                               15,980,86.93

  	less
		    Supplier discounts and bonuses                             174,286.14

                                                              15,806,600.79

b)	Cost of purchased services
 		External wages and salaries                                 1,169,603.92

                                                              16,976,204.71

6.	Personnel expenses                                    		DM	15,497,653.66
                                                      		PY	DM         	0.00

                                                                  DM
a)	Wages and salaries
   		Wages                                                     3,079,879.42
   		Salaries                                                  8,678,136.38
   		Vacation pay and Christmas bonus                          1,123,699.73
   		Provisions                                                  103,714.33
   		Contributions to employees savings scheme                   111,799.86

                                                              13,097,229.72
b)	Social security
   		Social security insurance                                 2,237,721.82
   		Workmen's compensation                                      157,902.12
   		Other                                                         4,800.00

                                                               2,400,423.94

                                                              15,497,653.66

7.	Depreciation of intangible assets
  	and tangible assets                                    		DM	1,084,123.35
                                                       		PY	DM        	0.00

                                                                  DM
Intangible assets
 	Ordinary amortization                                          329,157.00

Assets
 	Ordinary depreciation                                          745,093.70
  Low-value items                                                  9,872.65
                                                                 754,966.35

                                                               1,084,123.35

8.	Other operating expenses	                               	DM 6,579,159.85
                                                       		PY	DM        	0.00

                                                                  DM
Operating expense                                              2,775,114.66
Administrative expense                                         1,169,926.70
Distribution expense                                           2,106,771.55
Other expenses                                                   527,346.94

                                                               6,579,159.85


10.	Other interest and similar income                        		DM	56,983.12
   	of which from affilitated companies:                   	PY DM     	0.00
   	DM 5,842.95

                                                                   DM
Interest                                                           13,593.82
Default interest                                                   43,389.30

                                                                   56,983.12


11.	Interest and similar expenses                          		DM	1,323,894.54
   	of which to affilitated companies:                   	PY DM	0.00
   	DM 106.027,78

                                                                     DM
Interest                                                         743,858.70
Discount expenses                                                580,035.84

                                                               1,323,894.54

Appendix 1

             WIBAU-ASTEC MASCHINENFABRIK GMBH, GRUNDAU-ROTHENBERGEN
                     BALANCE SHEET AS OF DECEMBER 31, 1993

ASSETS                                                        Prior Year
A.    FIXED ASSETS                               DM               DM
  I.  Intangible assets                     1,843,034.00            0
 II.  Fixed assets                          1,458,342.50            0
III.  Financial assets                          6,178.97            0

                                            3,307,555.47            0


B.    CURRENT ASSETS
I.  Inventories
    1. Raw materials and supplies, parts    7,820,051.21            0
  		2.	Work in process                      1,417,175.97            0
  		3. Merchandise                             10,688.85            0
  		4.	Payments on account                    232,266.00            0

                                            9,480,182.03            0


	II.	Receivables and other assets
    1. Trade accounts receivable            6,550,144.39            0
    2. Receivables due from affiliates        316,915.09            0
    3. Other assets                           669,113.14            0

                                            7,536,172.62            0


III. Cheques, cash and bank balances          239,397.81           50


C.   PREPAID EXPENSES                         199,744.00            0


     TOTAL ASSETS                           20,763,051.93          50

EQUITY AND LIABILITIES
A. EQUITY
    I.  Share capital                        6,000,000.00          50
   II.  Net loss for the year              - 5,955,324.07           0

                                                44,675.93          50

B. ACCRUALS
   1. Other accruals                       2,660,461.28             0


C. LIABILITIES
   1. Liabilities to banks                16,326,750.77             0
   2. Payments on account received           330,000.00             0
   3. Trade accounts payable                 756,696.77             0
  	4.	Other liabilities                      643,904.68             0

                                          18,057,352.22             0


D.	DEFERRED INCOME                              562.50              0


   TOTAL EQUITY AND LIABILITIES           20,763,051.93             50

                                  ANALYSIS OF FIXED ASSETS

                               A c q u i s i t i o n  C o s t

                                              DM

                               Balance     Contri-                                      Balance
                                as of      bution        Additions      Disposals        as of
                               1-1-93      in kind                                      12-31-93
Assets
Intangible Assets
1. Know-how                       0.00    2,000,000.00         0.00          0.00    2,000,000.00
2. Software                       0.00      949,142.97    13,853.00          0.00      962,995.97
                                  0.00    2,949,142.97    13,853.00          0.00    2,962,995.97

Tangible Assets
1. Technical equipment
   and machinery                  0.00      779,241.11         0.00    198,019.29      581,221.82
2. Other equipment,
   operational and
   office equipment               0.00    3,553,842.93   177,155.35    142,176.04    3,588,822.24
3. Advance payments and
   construction in progress       0.00            0.00   437,583.50          0.00      437,583.50
                                  0.00    4,333,084.04   614,738.85    340,195.33    4,607,627.56

Financial Assets
   Other loans                    0.00        7,452.19     4,811.94      6,085.16        6,178.97

                                  0.00    7,289,679.20   633,403.79    346,280.49    7,576,802.50


                    A c c u m u l a t e d  D e p r e c i a t i o n

ASSETS
Intangible Assets
1. Know-how                       0.00            0.00   200,000.00          0.00      200,000.00
2. Software                       0.00      790,804.97   129,157.00          0.00      919,961.97

                                  0.00      790,804.97   329,157.00          0.00    1,119,961.97

Tangible Assets
1. Technical equipment
   and machinery                  0.00      603,195.11    49,786.00    168,681.29      484,299.82
2. Other equipment,
   operational and
   office equipment               0.00    2,049,448.87   705,180.35     89,643.98    2,664,985.24
3. Advance payments
   and construction
   in progress                    0.00            0.00         0.00          0.00            0.00
                                  0.00    2,652,643.98   754,966.35    258,325.27    3,149,285.06
Financial Assets
   Other loans                    0.00            0.00          0.00         0.00            0.00

                                  0.00    3,443,448.95 1,084,123.35     258,325.27   4,269,247.03

                                         Net Book Values
                                                  DM

                                   Net Book                       Net Book
                                 Values as of                   Values as of
                                  12-31-1993                     12-31-1992

Assets
Intangible Assets
1. Know-how                     1,800,000.00                            0.00
2. Software                        43,034.00                            0.00
                                1,843.034.00                            0.00

Tangible Assets
1. Technical equipment,
   and macninery                   96,922.00                            0.00
2. Other equipment, operational
   and office equipment           923,837.00                            0.00
3. Advance payments and
   construction in progress       437,583.50                            0.00
                                1,458,342.50                            0.00

Financial Assets
   Other loans                      6,178.97                            0.00
                                3,307,555.47                            0.00

Appendix 2


WIBAU-ASTEC MASCHINENFABRIK GMBH, GRUNDAU-ROTHENBERGEN
STATEMENT OF INCOME FOR 1993
                                                 DM               DM
1. Net sales                                                 30,013,880.31
2. Increase in finished goods and work in process               452,669.47
3. Other company-manufactured capitalized items                  65,462.00
4. Other operating income                                     4,936,675.20
                                                             35,468,686.98
5. Cost of materials
   a)	Raw materials, supplies and
      merchandise                             15,806,600.79
   b)	Services                                 1,169,603.92

6. Personnel expenses
   a)	Wages and salaries                      13,097,229.72
   b)	Social security and pensions             2,400,423.94

7. Depreciation on intangible and
   tangible assets                             1,084,123.35

8. Other operating expenses                    6,579,159.85

                                                              40,137,141.57

                                                             - 4,668,454.59
9.  Income from other investments                   4,811.94
10. Other interest and similar income              56,983.12
    of which from affilitated companies: TDM 6

11. Interest and similar expenses               1,323,894.54
    of which to affiliated companies: TDM 106

                                                            -  1,262,099.48
12. Loss from ordinary activities                           -  5,930,554.07

13. Other taxes                                                   24,770.00

14. Net loss for the year                                   -  5,955,324.07

Appendix 3
                      WIBAU-ASTEC Maschinenfabrik GmbH
                  Annual Accounts as of December 31, 1993

                     NOTES TO THE FINANCIAL STATEMENTS

The annual financial statements were prepared according to Sections 242 ff and 264 ff of the Commercial Code as well as the relevant regulations specified in the GmbHG.

For the income statement the cost-type format was used.


SIGNIFICANT ACCOUNTING POLICIES

Intangible Assets

Intangible assets are stated at cost and include know-how (contribution in kind) and software.

The Company provides for amortization of know-how and software by the straight-line method over a period of five years and the estimated useful lives respectively.

Machinery and Equipment

Machinery and equipment are carried at cost. Major additions and improvements are capitalized, while maintenance and repairs which do not improve or extend the lives of the respective assets are expensed as incurred.

Retirements and disposals are removed from cost and accumulated depreciation accounts, with the resulting gain or loss reflected in income.

Depreciation, for financial reporting purposes, is computed using the straight-line method over the estimated useful lives of the assets.

Inventories

Inventories are carried at the lower of cost or market. The Company uses the average cost method for determining cost of raw materials. Work in process include direct materials and labour plus an appropriate proportion of manufacturing overheads based on a normal level of activity. Reserves are made for slow moving and obsolete items.

Trade Accounts Receivable

Trade accounts receivable are net of allowances for doubtful accounts. In addition to specific allowances, a general allowance has been provided to cover the general risk on outstanding amounts. Receivables with a term of more than one year are discounted at a rate of eight percent.

Other Accruals

Other accruals take into account all recognizable risks and contingent liabilities.

Liabilities

Liabilities are recorded at the repayment value.

Basis for the Conversion of Foreign Currency Amounts into German Marks

Liabilities in a foreign currency are valued at the higher exchange rate either at transaction date or at year end.

NOTES TO THE BALANCE SHEET

Fixed assets

The development is explained in connection with the analysis of fixed assets on Page 4.

Inventories

Net inventories comprise:

                                                               	DM
Raw materials and supplies, parts                           	7,820,051
Work in process                                             	1,417,176
Merchandise	                                                    10,689
Payments on account	                                           232,266

Net inventories		                                            9,480,182

Total valuation allowances amount to DM  3,277,412.

Share capital

The Company's shareholders are as follows:

                                                                 	DM
Putzmeister-Werk Maschinenfabrik GmbH	                        3,000,000
ASTEC Industries Inc., Chattanooga, Tennessee, USA	           3,000,000

                                                            		6,000,000

Liabilities to banks

The balance includes:

                                                                  	DM
Notes payable to banks	                                       15,000,000
Short-term bank loans and overdraft	                           1,326,751

                                                            		16,326,751


Liabilities

The liabilities are all due within one year.

The liabilities due to banks are secured by a guarantee of Putzmeister-Werk
 Maschinenfabrik GmbH.

Contingent liabilities

As of the balance sheet date, contingent liabilities in the amount of TDM 4.433 existed in relation to guarantees given by the Company.

Other financial obligations

In addition to the contingent obligations, there are other financial obligations, amounting to TDM 4.331 for rent and leasing contracts. These contracts expire between 1994 and 1998.

There are no additional liabilities to be noted that are of importance for evaluating the financial position.

NOTES TO THE STATEMENT OF INCOME


                                                             1993
                                                    TDM                %
Net Sales

- -	Per business segments
		Asphalt plants                                   20,367             67.8
		Spares                                            6,925             23.1
		Installation fees                                 2,339              7.8
		Other                                               383              1.3
  Total                                            30,014            100.0

- -	According to regions
		Federal Republic of Germany                      16,780             55.9
		Foreign countries                                13,234             44.1
                                                   30,014            100.0

Other operating income

Other operating income comprises essentially income from the reversal of accruals (TDM 3,187) the reimbursement of expenses (TDM 1,163) and the reduction of specific allowances (TDM 220).

Income from the reversal of accruals results mainly from the reversal of a provision of the estimated operating loss of the first quarter released in connection with and at the time of the capital contribution in kind.

Income from reduction of provisions as well as the reduction of specific allowances result from the period since the date of the capital contribution in kind.

Other operating expense

                                                          1993
                                                          TDM
Operating                                                2,775
Administration                                           1,170
Selling and distribution                                 2,107
Other                                                      527

                                                         6,579

OTHER REMARKS

Management

Members of the board of directors are:

Adolf Herrlein
Dr. Harald Martin

Members of the Shareholders' Committee are:

Karl Schlecht, Chairman to December 31, 1993
Don Brock, Chairman since January 1, 1994
Dr. Gunther Eschner
Herb Jakob

Total remuneration of Management
and of the Shareholders Committee members

Management remuneration amounted to DM 394.160 in 1993.

The members of the Shareholders' Committee receive no remuneration per the Company's constitution.

Employees

Average number of the employees working for the Company during the year were:

                                1993

Hourly                            77
Salaried                         124
Trainees                          10
                                 211

Recommendation Regarding the Net Operating Result

Management recommends that the net loss of DM 5.955.324,07 is carried forward to the new accounting period.

Grundau-Rothenbergen, February 14, 1994

The Management

AUDIT OPINION

Based on our audit performed in accordance with our professional duties, the accounting records and the financial statements comply with legal regulations, but with the reservation that the December 31, 1992 financial statements have not yet been approved. The financial statements present, in compliance with required accounting principles, a true and fair view of the net worth, financial position and results of the Company. The management report is in agreement with the financial statements.


Frankfurt am Main, February 15, 1994

Ernst & Young GnbH
Wirtschaftsprufungsgesellschaft

/s/ Dr. Michael Schloesser
    Wirtschaftspruefer

/s/ Manfred Masur
    Wirtschaftspruefer

Appendix 4

                               MANAGEMENT REPORT
                        Wibau-Astec Maschinenfabrik GmbH
                  Business Year: January 1 - December 31, 1993

General

At of the beginning of 1993, Wibau Maschinen GmbH & Co. KG integrated its asphalt plant construction business into Wibau
Astec Maschinenfabrik GmbH (WAG) by means of a cash and assets contribution.

At the beginning of July 1993, Astec Industries Inc./USA purchased a 50% interest in the shares of WAG as part of an increase in capital.

At the beginning of December 1993, a further capital increase of DM 2.0 Million, to DM 6.0 Million was made. This increase was allocated equally to Astec Industries Inc./USA (50%) and Putzmeister-Werk Maschinenfabrik GmbH (50%).

Following Wibau Maschinen GmbH & Co. KG disposal of its interest in WAG to Putzmeister-Werke Maschinenfabrik GmbH at the end of December 1993, the share capital of WAG of DM 6.0
Million, is allocated equally to Astec Industries Inc./USA and Putzmeister-Werke Maschinenfabrik GmbH.

Marketing/Sales

The year 1993 was characterized by a serious decrease in the asphalt plant construction market, which had already been apparent at the end of 1992. This decrease was also accompanied by a fall in prices. Because of this, only 6 asphalt plants were invoiced in 1993, of which 4 were delivered to the former Soviet Union. Total turnover for the year was approximately DM 30.0 Million.

Operating Results

As the Company had assumed that the decline in the asphalt plant construction market would not be restricted to the short term, The Company's organization was changed to reflect market conditions.

These measures were primarily aimed at reducing personnel as well as other costs. With this goal in mind, the number of employees was reduced in 1993 from 286 to 177. In addition, measures were implemented to increase efficiency and productivity. Despite these measures, however, the Company ended the year with an operating loss of TDM 5,955.

Outlook

As a result of the demand increasing toward the end of 1993, after the 1993 year-end inquiry, 1994 beagn with an order backlog of approx. DM 17.0 Million. In January 1994, an Asphalt plant was sold to the American Astec-Technology. As a result of this additional technology contributed by our American shareholder, we expect a positive reaction from the market.

Despite continuing competitive pressure and the weak economic situation in Europe, we expect that WAG will realize a substantial increase in sales in 1994. We will strive to attain a net operating result which is at least break-even.



The Management
Grundau-Rothenbergen
February 14, 1994

                     WIBAU-ASTEC Maschinenfabrik, GmbH
                         CONDENSED BALANCE SHEET
                             (UNAUDITED)


                                            SEPTEMBER 30,
                                               1994
                                                TDM
    ASSETS
    CURRENT ASSETS
          Cash                                     305
          Accounts receivable-net                3,586
          Inventories                           10,764
          Prepaid expenses and other               309
                TOTAL CURRENT ASSETS            14,964
    PROPERTY AND EQUIPMENT-NET                   2,769
                                                17,733


    LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
          Notes payable                         16,000
          Bank overdraft                         2,304
          Accounts payable-trade                   732
          Accrued expenses and other             3,759
                TOTAL CURRENT LIABILITIES       22,795
    SHAREHOLDERS' EQUITY
          Share capital                          8,000
          Retained earnings-current            (13,062)
                TOTAL SHAREHOLDERS' EQUITY      (5,062)
                                                17,733

    See Notes to Condensed Financial Statements (Unaudited).

                      WIBAU-ASTEC Maschinenfabrik, GmbH
                     CONDENSED STATEMENTS OF OPERATIONS
                                (UNAUDITED)


                                               Nine months ended
                                          September 30,   September 30,
                                               1994           1993
                                                TDM            TDM
    Net sales                                   26,484        28,895
    Cost of sales                               25,752        25,863
                                                   732         3,032
    Selling, general and
        administrative                           7,672         5,551
    Income (loss) from operations               (6,940)       (2,519)
    Interest expense                               750           928
    Other income, net of expense                   584            40
    Net income (loss)                           (7,106)       (3,407)


    See Notes to Condensed Financial Statements (Unaudited).

                       WIBAU-ASTEC Maschinenfabrik, GmbH
                      CONDENSED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)


                                               Nine months ended
                                          September 30,   September 30,
                                               1994           1993
                                                TDM            TDM

    Cash flows from operating activities:
    Net (loss)                                  (7,106)       (3,407)
    Adjustments to reconcile net (loss)
        to net cash (used) by operating acitvities:
            Depreciation and amortization          869           745
            Provision for bad debts                 35           555
            Provision for warranty reserve                       680
            Provision for inventory reserve                    2,950
    (Increase) decrease in:
            Receivables                          3,246       (10,410)
            Inventories                         (1,284)      (13,022)
            Prepaid expenses                        91          (250)
            Other assets                           470          (960)
    Increase (decrease) in:
            Accounts payable                       (24)          842
            Bank overdraft                         977         5,000
            Accrued expenses                       209         3,331
            Other accrued liabilities              (86)        2,333
    Total adjustments                            4,503        (8,206)
    Net cash (used) by operating activities     (2,603)      (11,613)

    Cash flows from investing activities:
    Expenditures for property and equipment       (331)         (515)
    Net cash (used) by investing
        activities                                (331)         (515)

    Cash flows from financing activities:
    Contributed capital reserves                 2,000         1,000
    Borrowings under loan agreements             1,000        11,357
    Net cash provided by financing
        activities                               3,000        12,357
    Increase in cash                                66           229
    Cash, beginning of period                      239            50
    Cash, end of period                            305           279


    Supplemental Cash Flow Information

    Excluded from the Condensed Statements of Cash Flows (Unaudited) were the following effects of non-cash financing activities:

    Non-cash transfer of assets for capital:

            Fixed assets                                       3,440
            Share capital                                     (2,950)
            Accrued expenses                                    (490)

[FN]
    See Notes to Condensed Financial Statements (Unaudited).

                  WIBAU-ASTEC Maschinenfabrik, GmbH
               NOTES TO CONDENSED FINANCIAL STATEMENTS
                             (UNAUDITED)

NOTE A - BASIS OF PRESENTATION
 The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements which do not include all of the information and footnotes required in annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1994 are not necessarily indicative of the results that may be expected for the entire year.

NOTE B - INVENTORY
Inventory at September 30, 1994 is summarized as follows:

                     			    (IN THOUSANDS)
			                             (DM)
                           September 30, 1994
Raw materials                   6,059

Work-in-process                 4,596

Finished goods                     10

Parts                              99

TOTAL                          10,764

NOTE C - SUBSEQUENT EVENT
On November 7, 1994, Astec Industries, Inc. (Astec) acquired the remaining
 50% ownership interest in Wibau-Astec Maschinenfabrik GmbH of Grandau, Germany (Wibau-Astec) from Putzmeister-Werk Maschinenfabrik GmbH of Stuttgart, Germany (Putzmeister) in a stock purchase transaction for DM 100,000. As a result of the transaction, Astec now owns 100% of the outstanding stock of Wibau-Astec.

	(b) Pro Forma Financial Information

  PRO FORMA FINANCIAL INFORMATION

	The Pro Forma Balance Sheet and Pro Forma Statements of Income (collectively, the "pro forma financial information") give effect to Astec's acquisition of the remaining 50% interest of a German joint
 venture, Wibau-Astec Maschinenfabrik GmbH, for DM 100,000 (approximately
 $ 67,000) and the assumption of liabilities of approximately DM 10,760,000
 (approximately $ 7,080,000).  Subsequent to the acquisition of the remaining 50% of  Wibau-Astec, Astec made the
 decision to restructure Wibau-Astec and to discontinue manufacturing operations.  As a result, approximately 150 employees were given notice of their termination and Wibau-Astec also gave notice that it intended to vacate its manufacturing facilities which were leased.  After the restructuring, Wibau-Astec will supply parts for use in asphalt production and also sell asphalt plants manufactured by Astec.  The pro forma financial information is based on the historical financial information of
 Astec and Wibau-Astec and gives effect to the restructuring of Wibau-Astec and the pro forma adjustments, based on estimates, described in the notes thereto.  The Pro Forma Statements of Income assume that the acquisition of the remaining interest in Wibau-Astec and its restructuring had been effective as of  the beginning of the periods presented and the Pro Forma Balance
 Sheet assumes that such acquisition and restructuring was effective as of
 September 30, 1994.
	The pro forma financial information reflects the purchase method of accounting for the acquisition of the remaining interest in Wibau-Astec, and accordingly is based on estimated purchase accounting adjustments that are subject to further revision once appraisals or other studies of the fair value of Wibau-Astec's assets and liabilities are completed.  The pro forma financial information was computed using an assumed exchange rate of DM 1.547 per dollar
 (the quoted exchange rate at September 30, 1994 as published in the Wall
 Street Journal).
	The pro forma financial information reflects certain assumptions described above and in Notes to Pro Forma Balance Sheet and Notes to Pro Forma
 Statements of Income, including Astec's estimates of
 certain anticipated cost savings resulting from the restructuring of
 Wibau-Astec.  The actual savings may be higher or lower than these estimates.  The pro forma financial information does not purport to present what Astec's financial condition or results of operations would actually have been if the acquisition of the remaining interest in Wibau-Astec had occurred as of the beginning of the periods presented, as specified
 above, or to project Astec's financial condition or results of operations for any future date or any future period.  Wibau-Astec expects to incur restructuring charges of approximately DM 3,700,000
 (approximately $2,400,000) in the fourth quarter of 1994 related to the discontinuance of its manufacturing operations.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             SEPTEMBER 30, 1994
                                (UNAUDITED)
                           (Amounts in thousands)

                                                        PRO FORMA                       PRO FORMA
                                                                                                Astec and
                            Historical   Historical   Adjustments   Wibau-Astec  Adjustments  Wibau-Astec
                              Astec      Wibau-Astec  Ref. Amount   As Adjusted  Ref. Amount    Combined
ASSETS
CURRENT ASSETS
 Cash and cash equivalents  $1,677        $197                         $197     (3)    ($65)   $1,809
 Accounts receivable-net    27,270       2,318                        2,318                    29,588
 Inventories                46,155       6,958                        6,958                    53,113
 Prepaid expenses and other  5,833         200                          200                     6,033
 Patent damage escrow fund  12,795                                                             12,795
 TOTAL CURRENT ASSETS       93,730       9,673                        9,673             (65)  103,338
 PROPERTY AND EQUIPMENT-NET 37,751       1,790        (2)    ($420)   1,370    (4)     (970)   38,151
 OTHER ASSETS                3,385                                             (3)    2,671     7,796
                                                                               (6)    1,740
                          $134,866     $11,463               ($420)  $11,043         $3,376  $149,285


LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
 Current maturities of
   long-term debt             $500     $11,832         (1)  ($4,072)   $7,760                   $8,260
 Accounts payable-trade     13,183         473                            473                   13,656
 Reserve for patent damages 13,736                                                              13,736
 Other accrued liabilities  12,601       2,430         (2)    2,016     4,446                   17,047
 TOTAL CURRENT LIABILITIES  40,020      14,735               (2,056)   12,679                   52,699
 LONG-TERM DEBT             18,700                                                              18,700
 OTHER LONG-TERM LIABILITIES   793                                                                 793
SHAREHOLDERS' EQUITY
 Common Stock                1,961       5,171                          5,171   (5) ($5,171)     1,961
 Additional paid-in
     capital                48,229                                                              48,229
 Retained earnings          25,163      (8,443)         (1)    1,636    (6,807) (5)   6,807     26,903
                                                                                (6)   1,740
TOTAL SHAREHOLDERS'
   EQUITY                   75,353      (3,272)                1,636    (1,636)       3,376     77,093
                          $134,866     $11,463                 ($420)  $11,043       $3,376   $149,285

[FN]

    See Notes to Condensed Combined Balance Sheet (Unaudited).

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1994
                               (UNAUDITED)
                   (Amounts in thousands, except per share data)

                                                            PRO FORMA                 PRO FORMA
                                                                                            Astec and
                           Historical Historical  Adjustments   Wibau-Astec Adjustments Wibau-Astec
                             Astec    Wibau-Astec Ref. Amount   As Adjusted Ref. Amount   Combined
Net sales                    $157,941   $17,119  (1) ($13,796)   $3,323                  $161,264
Cost of sales                 121,683    16,646  (1)  (14,887)    1,759                   123,442
                               36,258       473         1,091     1,564                    37,822
Selling, general and
  administrative               23,832     4,959  (2)   (3,361)    1,598    (4)     $100    25,530
Patent suit damages
  and expenses                    205                                                         205
Income (losss) from operations 12,221    (4,486)        4,452       (34)           (100)   12,087
Interest expense                  331       485                     485                       816
Other income, net of expense       (2)      377  (3)     (377)             (5)    1,740     1,738
Income (loss) before income    11,888    (4,594)        4,075      (519)          1,640    13,009
Income taxes                      669                                                         669
Net income (loss)             $11,219   ($4,594)       $4,075     ($519)         $1,640   $12,340

Earnings per common and
  common equivalent shares      $1.14                                                      $1.26

Weighted average number
  of common and common
  equivalent shares          9,801,032                                                   9,801,032

[FN]
    See Notes to Pro Forma Condensed Combined Statements of Income (Unaudited).


                  PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                           YEAR ENDED DECEMBER 31, 1993
                                 (UNAUDITED)
                    (Amounts in thousands, except per share data)

                                                            PRO FORMA                 PRO FORMA
                                                                                       Astec and
                          Historical  Historical  Adjustments Wibau-Astec Adjustments Wibau-Ast
                             Astec   Wibau-Astec Ref. Amount  As Adjusted Ref. Amount   Combined
Net sales                   $172,802  $22,592    (1) ($18,068)   $4,524                 $177,326
Cost of sales                130,906   21,357    (1)  (19,189)    2,168                  133,074
                              41,896    1,235           1,121     2,356                   44,252
Selling, general and
  administrative              31,547    4,269    (2)   (2,137)    2,132    (4)  $134      33,813
Patent suit damages
  and expenses                   375                                                         375
Income (loss) from operations  9,974   (3,034)          3,258       224         (134)     10,064
Interest expense              (1,788)    (856)                     (856)                  (2,644)
Loan prepayment penalty and
  expenses                      (545)                                                       (545)
Other income, net of expense   2,131       40    (3)      (40)             (5)   720       2,851
Income before income taxes     9,772   (3,850)          3,218      (632)         586       9,726
Income taxes                     434                                                         434
Net income (loss)             $9,338  ($3,850)         $3,218     ($632)        $586      $9,292

Earnings per common and
  common equivalent share      $1.07                                                    $ 1.07

Weighted average number of
  common and common
  equivalent shares           8,694,478                                                 8,694,478

[FN]
    See Notes to Pro Forma Condensed Combined Statements of Income (Unaudited).

NOTES TO PRO FORMA CONDENSED COMBINED
BALANCE SHEET (UNAUDITED)
(1)	Concurrently with Astec's acquisition of the remaining 50% of Wibau-Astec from Putzmeister-Werk Maschinenfabrik GmbH, its joint venture partner, Putzmeister contributed DM 6,300,000 (approximately $4,072,000) to eliminate the deficiency in its capital account (approximately DM 2,531,000 or $1,636,000) and pay a portion of the costs to be incurred in restructuring
 Wibau-Astec.   This pro forma adjustment gives effect to such contribution as of September 30, 1994. This contribution was used to pay down debt as required under revised lines of credit.

(2)	This pro forma adjustment reflects the accrual of restructuring costs of approximately DM 3,770,000 or $2,436,000 (pretax) to discontinue manufacturing at Wibau-Astec. These costs are primarily related to employee severance, write-off of property and equipment and lease termination costs. This accrual is specifically related to actions impacting Wibau-Astec's pre-acquisition operations. The majority of the costs represented by the accrual will be incurred in the fourth quarter of 1994. The restructuring plan, which has resulted in net employee reductions of approximately 150, is expected to result in significant cost savings and is expected to be substantially completed during the first half of 1995.

(3)	This pro forma adjustment represents the acquisition of Putzmeister's 50%
 interest in Wibau-Astec for DM 100,000 or approximately $65,000. The following table depicts the calculation of Astec's purchase price and its preliminary allocations to Wibau-Astec's assets using estimated purchase accounting adjustments as of September 30, 1994, which are subject to further revision once appraisals and other studies of the fair value of Wibau-Astec's assets and liabilities are completed. Final purchase accounting adjustments will differ from the amounts shown below due to foreign currency translation effects and the results of operations of Wibau-Astec to the date of closing.

                                         							   (Dollars in thousands)

Calculation of acquisition cost
	Purchase of Putzmeister's interest                     				$      65
	Assumed liabilities of Wibau-Astec				                         5,901
	Accrual for restructuring costs				                            2,436
		Total acquisition cost		                                		$   8,402


Allocation of acquisition cost
	Cash and cash equivalents                             					$       98
	Accounts receivable					                                        1,159
	Inventories						                                               3,479
	Prepaid expenses and other				                                    100
	Property and equipment					                                       895
	Intangible assets (goodwill)				                                2,671
		Total acquisition cost				                                  $  8,402


[FN]

(4)	This pro forma adjustment represents the elimination of Wibau-Astec intangible assets.
(5)	This pro forma adjustment represents the elimination of Wibau-Astec shareholders' equity.
(6) This pro forma adjustment represents the elimination of Astec's equity in losses of Wibau-Astec for nine months ended September 30, 1994.

NOTES TO PRO FORMA CONDENSED COMBINED
STATEMENTS OF INCOME (UNAUDITED)

(1)  	This pro forma adjustment reflects the restructuring of Wibau-Astec to discontinue manufacturing. As a result, net sales and cost of sales have been reduced by the amounts related to the manufacture and sale of asphalt plants and components. Subsequent to the restructuring, Wibau-Astec will continue to supply parts for asphalt production as well as sell asphalt plants which will be manufactured by Astec. No revenue has been assumed in the pro formas from the sale of asphalt plants manufactured by Astec, but expenses related to selling plants has been included in selling, general and administrative expenses. If adequate revenues from plant sales are not generated, expenses will be reduced accordingly.
 No such expense reduction has been assumed in the Pro Forma Condensed
 Combined Statements of Income. Revenue and cost of sales relative to the sale of supply parts for the year ended December 31, 1993, and the nine months ended September 30, 1994 were as follows:

      		   	Year Ended December 31, 1993	  Nine Months Ended September 30, 1994

                 DM        U.S. DOLLARS              DM       U.S. DOLLARS

Net Sales       6,999,742    $ 4,524,720             5,140,964    $ 3,323,183

Cost of Sales   3,355,202    $2,168,844              2,720,831    $ 1,758,779


(2)	This pro forma adjustment reflects the estimated cost savings resulting from the restructuring of Wibau-Astec. The estimated cost savings result from net reductions of approximately 150 employees and the termination of the lease of manufacturing facilities. A substantial majority of the workforce reductions took place in the fourth quarter of 1994 and notice has been given of Wibau-Astec's intention to vacate its leased manufacturing facility.
 The costs associated with the restructuring plan have been accrued in the Pro Forma Condensed Combined Balance Sheet.

(3)	This pro forma adjustment represents the elimination of  other income which was primarily related to the manufacturing operations which have been
 eliminated in the restructuring.(4)	This pro forma adjustment represents the
 amortization expense relating to acquisition of goodwill which will be amortized over a period of twenty years.

(5)	This pro forma adjustment represents the elimination of equity in losses of joint venture relative to Wibau-Astec which had been recognized in Astec's historical financial statements.